Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX
August 16, 2004	www.foley.com

CLIENT/MATTER NUMBER 038584-0110

Whiting Petroleum Corporation

1700 Broadway, Suite 2300

Denver, Colorado 80290-2300

Ladies and Gentlemen:

We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”) and Alliant Energy Resources, Inc., a Wisconsin corporation (the “Selling Stockholder”), in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed offering from time to time by the Selling Stockholder of up to 1,080,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, as amended to date; (c) resolutions of the Company’s Board of Directors relating to the authorization of the issuance of the shares of Common Stock covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based on the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The shares of Common Stock covered by the Registration Statement have been validly issued and are fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

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